                                                                     EXHIBIT 4.1


                         TARGETED GENETICS CORPORATION

                           INVESTOR RIGHTS AGREEMENT



                                     DATED
                                     AS OF
                                 APRIL 17, 1998

                                    CONTENTS
                                    --------
1.   Certain Definitions.....................................   1

2.   First Shelf Registration................................   2

3.   Second Shelf Registration...............................   3

4.   Additional Registration Rights..........................   3

          4.1   Demand Rights................................   3

          4.2   Piggyback Rights.............................   4

5.   Expenses of Registration................................   5

6.   Obligations of the Company..............................   5

7.   Information by Investors................................   6

8.   Indemnification and Contribution........................   6

9.   Delay of Registration...................................   9

10.  Assignment of Registration Rights.......................   9

11.  "Market Stand-Off" Agreement............................   9

12.  Termination of Registration Rights......................  10

13.  Board Representation and Visitation Rights..............  10

14.  Information Rights......................................  11

15.  Notices.................................................  11

16.  Amendments and Waivers..................................  11

17.  Severability............................................  11

18.  Entire Agreement; Governing Law.........................  12

19.  Counterparts............................................  12

                           INVESTOR RIGHTS AGREEMENT

     INVESTOR RIGHTS AGREEMENT, dated as of April 17, 1998, by and among TARGETED GENETICS CORPORATION, a Washington corporation (the "Company"), and the parties listed on Schedule A hereto, as at any time amended (the "Investors").

                                    RECITALS

     A. Pursuant to a Common Stock and Warrant Purchase Agreement, dated as of April 17, 1998 (the "Purchase Agreement"), the Company has agreed to issue and sell shares of its common stock, par value $.01 per share (the "Common Stock"), and warrants to purchase shares of its Common Stock to The Equitable Life Assurance Society, GeneChem Technologies Venture Fund, L.P., International Biotechnology Trust plc and SOFINOV Societe Financiere d'Innovation Inc. (collectively, the "Initial Investors").

     B. The execution of this Agreement by the parties hereto is a condition to the obligation of each Investor to purchase the Common Stock and warrants.

     C. The Company and the Investors desire to enter into this Agreement to facilitate the purchase and sale of the Common Stock and warrants.

                                   AGREEMENT

     1.   CERTAIN DEFINITIONS

     As used in this Agreement, the following terms not otherwise defined in this Agreement shall have the following respective meanings:

     "Closing Date" shall mean the date of closing of the issuance and sale of the Shares and Warrants from the Company to the Investors as provided in the Purchase Agreement.

     "Commission" shall mean the United States Securities and Exchange
Commission.

     "First Shelf Period" shall mean the period commencing on the date of effectiveness of the registration statement filed in accordance with Section 2 hereof and ending on the date two years from the Closing Date.

     "The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement with the Commission in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and the declaration or ordering of the effectiveness of such registration statement.

     "Registrable Securities" shall mean the Shares and the Warrant Shares; provided, however, that Shares or Warrant Shares shall cease to be treated as Registrable Securities at such time as they (i) have been sold pursuant to an effective registration statement under the


INVESTOR RIGHTS AGREEMENT                          TARGETED GENETICS CORPORATION

Securities Act or (ii) have otherwise been sold or transferred to or through a broker, dealer or underwriter in a public distribution or a public securities transaction.

     "Registration Expenses" shall mean all expenses, except as stated in the definition of Selling Expenses, incurred by the Company in complying with this Agreement, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company and of one special counsel to the Investors per registration statement, and blue sky fees and expenses.

     "Second Shelf Period" shall mean the period commencing on the date two years from the Closing Date and ending on the date seven years from the Closing Date.

     "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of the Registrable Securities by the Investors.

     "Shares" shall mean the shares of Common Stock to be issued and sold by the Company to the Investors in accordance with the Purchase Agreement.

     "Warrant Shares" shall mean the shares of Common Stock issuable upon exercise of the Warrants.

     "Warrants" shall mean the warrants to purchase shares of Common Stock to be issued by the Company to the Investors in accordance with the Purchase Agreement.

     2.   FIRST SHELF REGISTRATION

     On or before the date 15 days after the Closing Date, the Company shall file a registration statement with the Commission with respect to the registration of all the Registrable Securities held by the Investors and shall use its best efforts to have such registration statement declared effective within 90 days of the Closing Date or as soon as practicable thereafter. After the effective date of such registration statement, the Company shall use its best efforts to maintain the registration effective for the period that ends upon the earliest of (i) the expiration of the First Shelf Period, (ii) the time at which all Shares and Warrant Shares (excluding any Shares or Warrant Shares that cease to be Registrable Securities) have been sold or distributed pursuant to such registration statement or (iii) the date after which all Shares and Warrant Shares (excluding any Shares or Warrant Shares that cease to be Registrable Securities) may be sold without registration in reliance on Rule 144(k) under the Securities Act (such period, the "First Selling Period"). Without intending in any manner to diminish the obligations of the Company under
Section 6(b), if at any time during the First Shelf Period the Company notifies the Investors that there exists or may exist material nonpublic information which must be disclosed in order for the registration statement not to be false or misleading, then the Company may require that no sales may be made under the registration statement until such time as disclosure is made or the Company determines that disclosure is not necessary; provided, however, that the aggregate period of time during which sales may not be made as a result of the Company's exercise of the foregoing right shall

                                      -2-
INVESTOR RIGHTS AGREEMENT                          TARGETED GENETICS CORPORATION
not exceed 120 days during the First Shelf Period. The Company shall use its best efforts to cause any required disclosure to be made as soon as practicable.

     3.   SECOND SHELF REGISTRATION

     The Company will have the option, in its sole discretion, to extend the effectiveness of the registration statement filed in accordance with Section 2 hereof, or to file a new registration statement with respect to all the Registrable Securities held by Investors which shall be declared effective, for a period that begins on the date two years from the Closing Date and ends on the earliest of (i) the expiration of the Second Shelf Period, (ii) the time at which all Registrable Securities have been sold or distributed pursuant to such registration statement or (iii) the date after which all Registrable Securities may be sold without registration in reliance on Rule 144(k) under the Securities Act (such period, the "Second Selling Period"). Without intending in any manner to diminish the obligations of the Company under Section 6(b), if at any time during the Second Shelf Period the Company notifies the Investors that there exists or may exist material nonpublic information which must be disclosed in order for the registration statement not to be false or misleading, then the Company may require that no sales may be made under the registration statement until such time as disclosure is made or the Company determines that disclosure is not necessary; provided, however, that the aggregate period of time during which sales may not be made as a result of the Company's exercise of the foregoing right shall not exceed 60 days in any calendar year. The Company shall use its best efforts to cause any required disclosure to be made as soon as practicable.

     4.   ADDITIONAL REGISTRATION RIGHTS

     If, but only if, the Company fails or does not elect to maintain the existing registration statement and the Company fails or does not elect to file and maintain a new registration statement in accordance with and for the time period described in Section 3 hereof, the Investors shall have the registration rights provided in this Section 4; provided, however, that the Company will have no obligation hereunder if the First Selling Period expires prior to the date two years from the Closing Date.

          4.1     DEMAND RIGHTS

     If at any time during the Second Selling Period the Company receives from any Investor a written request that the Company effect a registration with respect to Registrable Securities owned by such Investor, the Company shall file within 15 days of receipt of such request a registration statement covering the Registrable Securities so requested to be registered and, as soon as practicable, effect such registration so as to permit or facilitate the sale and distribution of all or such portion of such Investor's Registrable Securities as are specified in such request; provided, however, that the Company shall not be obligated to effect any such registration pursuant to this Section 4.1 if (i) the Investor proposes to sell Registrable Securities at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $500,000, (ii) the Company shall furnish to the

                                      -3-
INVESTOR RIGHTS AGREEMENT                          TARGETED GENETICS CORPORATION

Investor a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration to be effected at such time, in which event the Company will have the right to defer the filing of the registration statement for a period of not more than 60 days after receipt of the request of the Investor under this Section 4.1 (provided that with respect to any individual Investor the Company shall not exercise this right more than once in any calendar year), (iii) the Investor has previously requested three such registrations pursuant to this Section 4.1 or
(iv) the Company has, within the 12-month period preceding the date of such request, already effected one such registration for the Investor pursuant to this Section 4.1. For the purposes of clauses (iii) and (iv) of the foregoing proviso, each Initial Investor and all assignees of such Initial Investor's registration rights under this Agreement shall be considered one Investor. The Company shall use best efforts to cause any registration statement filed pursuant to this Section 4.1 to remain effective for 180 days or such shorter period of time as is required to effect the sale of all Registrable Securities registered pursuant to such registration statement.

          4.2     PIGGYBACK RIGHTS

     (a) If (but without any obligation to do so) the Company proposes to register any of its Common Stock under the Securities Act in connection with the public offering of such stock solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, or a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), either for its own account or for the account of Investors exercising demand registration rights pursuant to
Section 4.1 hereof, the Company shall, at each such time, promptly give each Investor written notice of such registration. Upon the written request of an Investor given within five days after mailing of such notice by the Company, the Company shall, subject to the provisions of Section 4.2(b), use reasonable efforts to cause to be registered under the Securities Act all of the Registrable Securities that each such Investor has requested to be registered. In the event that the Company decides for any reason not to complete the registration of shares of Common Stock other than the Registrable Securities, the Company shall have no obligation under this Section 4.2 to continue with the registration of the Registrable Securities. Any request pursuant to this
Section 4.2(a) to register Registrable Securities as part of an underwritten public offering of Common Stock shall specify that such Registrable Securities are to be included in the underwriting on the same terms and conditions as the shares of Common Stock otherwise being sold through underwriters under such registration.

     (b) The Company shall not be required under this Section 4.2 to include any Investor's Registrable Securities in an underwritten offering of the Company's securities unless such Investor accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by it. If the underwriters advise the Company that marketing factors require a limitation on the number of shares, including Registrable Securities, to be included in

                                      -4-
INVESTOR RIGHTS AGREEMENT                          TARGETED GENETICS CORPORATION
such offering, then the Company shall so advise all Investors of Registrable Securities that would otherwise have been underwritten pursuant to this Section 4.2, and the number of shares, including Registrable Securities, that may be included in the registration shall be apportioned first to the Company, then pro rata among the selling Investors and any other selling shareholders according to the total amount of Registrable Securities or other securities requested to be sold in such registration by such selling shareholders (including the selling Investors), or in such other proportions as shall mutually be agreed to by such selling shareholders (including the selling Investors), provided that in no event shall the amount of Registrable Securities be reduced if any securities are to be included in such underwriting for the account of any person or entity other than the Company.

     5.   EXPENSES OF REGISTRATION

     All Registration Expenses shall be borne by the Company. All Selling Expenses relating to Registrable Securities registered on behalf of each Investor shall be borne by such Investor on the basis of the number of shares of Common Stock registered and sold.

     6.   OBLIGATIONS OF THE COMPANY

     Whenever required under Section 2, 3 or 4 hereof to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

     (a) Prepare and file with the Commission a registration statement with respect to such Registrable Securities and use best efforts to cause such registration statement to become and remain effective at the times and for the periods provided in this Agreement.

     (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

     (c) Furnish to the Investors such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of all securities covered by such registration statement.

     (d) Use reasonable efforts to register and qualify the securities covered by such registration statement under such state securities or blue sky laws as shall be reasonably requested by the Investors, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states.

     (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Investor participating in such registration shall also enter into and perform its obligations under such an agreement.

                                      -5-
INVESTOR RIGHTS AGREEMENT                          TARGETED GENETICS CORPORATION

     (f) Notify each Investor of Registrable Securities covered by such registration statement, during the time when a prospectus relating thereto covered by such registration statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and, at the request of any selling Investor, promptly furnish to all the selling Investors a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the selling Investors, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

     7.   INFORMATION BY INVESTORS

     Each Investor shall furnish to the Company such information regarding itself, the Registrable Securities it holds and the distribution proposed by it as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

     8.   INDEMNIFICATION AND CONTRIBUTION

     (a) Indemnification by the Company. Upon the registration of Registrable Securities, the Company shall indemnify and hold harmless the Investors and each underwriter, selling agent or other securities professional, if any, that facilitates the disposition of such Shares, and each of their respective officers and directors and each person who controls the Investors, underwriter, selling agent or other securities professional within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any losses, claims, damages or liabilities, joint or several, to which the Investors or such other persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any registration statement under which the Registrable Securities are to be registered under the Securities Act, or any prospectus contained therein or furnished by the Company to the Investors or other such person, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company hereby agrees to reimburse the Investors or other person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable to the Investors or other person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or prospectus, or amendment or supplement, in reliance

                                      -6-
INVESTOR RIGHTS AGREEMENT                          TARGETED GENETICS CORPORATION
upon and in conformity with written information furnished to the Company by the Investors or such other person expressly for use therein.

     (b)  Indemnification by the Investors.   Each Investor agrees, as a
consequence of the inclusion of the Investor in such registration, and each underwriter, selling agent or other securities professional, if any, which facilitates the disposition of such Registrable Securities shall agree, as a consequence of facilitating such disposition of Registrable Securities, severally and not jointly, to (i) indemnify and hold harmless the Company, its directors, officers who sign any registration statement with respect to the Registrable Securities and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company or such other persons may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in such registration statement or prospectus, or any amendment or supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Investor, underwriter, selling agent or other securities professional expressly for use therein, and (ii) reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

 (c) Notices of Claims, Etc. Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify such indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8. In case any such action shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, such indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party shall not be liable to such indemnified party under this Section 8 for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation, unless representation of such indemnifying party and such indemnified party by the same counsel would be inappropriate due to actual or potential conflicting interests between such parties. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of

                                      -7-
INVESTOR RIGHTS AGREEMENT                          TARGETED GENETICS CORPORATION
which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

     (d) Contribution. If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or by such indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Investors or any underwriters, selling agents or other securities professionals or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Investors and any underwriters, selling agents or other securities professionals in this Section 8(d) to contribute shall be several in proportion to the number of shares of Common Stock registered, underwritten, or sold as the case may be, by them and not joint.

     (e) Notwithstanding any other provision of this Section 8, in no event will (i) any Investor be required to undertake liability to any person under this Section 8 for any amounts in excess of the dollar amount of the proceeds to be received by the Investor from the sale of the Investor's Registrable Securities (after deducting any fees, discounts and commissions applicable thereto) pursuant to any registration statement under which such Registrable Securities are to be registered under the Securities Act and (ii) any underwriter, selling agent or other securities professional be required to undertake liability to any person hereunder for any amounts in excess of the discount, commission or other compensation payable to such

                                      -8-
INVESTOR RIGHTS AGREEMENT                          TARGETED GENETICS CORPORATION
underwriter, selling agent or other securities professional with respect to the Registrable Securities underwritten or sold by it.

     (f) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have to the Investor, underwriter, selling agent or other securities professional within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the obligations of the Investor or other such person under this Section 8 shall be in addition to any liability which the Investor or other person may otherwise have to the Company, its directors, officers who sign any registration statement with respect to the Registrable Securities and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act. The remedies provided in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to an indemnified party at law or in equity.

     9.   DELAY OF REGISTRATION

     No Investor shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

     10.  ASSIGNMENT OF REGISTRATION RIGHTS

     The rights to cause the Company to register Registrable Securities pursuant to this Agreement may be assigned by an Investor to a transferee or assignee of such securities who shall, upon such transfer or assignment, be deemed an "Investor" under this Agreement; provided, however, that the Company is, within a reasonable period of time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and such transferee or assignee assumes the transferor's or assignor's obligations under this Agreement; provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and that such transferee or assignee is either (a) a partner or retired partner of any Investor that is a partnership, (b) a member of the immediate family or a trust for the benefit of any Investor that is an individual, (c) an entity controlling, controlled by or under common control with any Investor that is not an individual, or a limited partner, general partner or other affiliate of an Investor, (d) a constituent member of any Investor that is a limited liability company or (e) a transferee of at least 500,000 shares of Common Stock (as adjusted for stock splits, stock dividends, stock consolidations and the like).

     11.  "MARKET STAND-OFF" AGREEMENT

     The Investors hereby agree that they shall not, to the extent requested by the Company and an underwriter of Common Stock (or other securities) of the Company, sell or otherwise transfer or dispose (other than to donees who agree to be similarly bound) of any Registrable Securities for 90 days following the effective date of any registration statement

                                      -9-
INVESTOR RIGHTS AGREEMENT                          TARGETED GENETICS CORPORATION
filed under the Securities Act in connection with an underwritten public offering for the account of the Company; provided, however, that all officers and directors of the Company (whether or not pursuant to this Agreement) enter into similar agreements; provided, further, that the foregoing provision shall not limit an Investor's right to participate in such underwritten public offering in accordance with Section 4.2 hereof.

     In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of the Investors (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

     If as a result of the foregoing provisions of this Section 11 an Investor is unable to sell any Registrable Securities proposed to be registered pursuant to a registration statement previously filed in accordance with Section 4.1 hereof, such registration is terminated prior to the 60th day following the date on which such previously filed registration statement initially became effective, and such Investor is not permitted to sell such Registrable Securities in the Company's underwritten public offering, then the registration statement previously filed in accordance with Section 4.1 hereof shall not be counted as a registration for the purposes of clauses (iii) and (iv) of Section
4.1 hereof.

     12.  TERMINATION OF REGISTRATION RIGHTS

     The registration rights granted pursuant to this Agreement shall terminate as to all Investors on the seventh anniversary of the Closing Date. In addition, such rights shall terminate as to any Investor when all Registrable Securities of such Investor have been sold or distributed or when all Registrable Securities of such Investor may be sold without registration in reliance on Rule 144(k) under the Securities Act.

     13.  BOARD REPRESENTATION AND VISITATION RIGHTS

     (a) GeneChem Management Inc. and SOFINOV Societe Financiere d'Innovation Inc. (together, the "Designating Investors") will have the right to designate one representative to the Company's Board of Directors (such designee, the "Investor Designee"); provided, however, that the Nominating Committee of the Company's Board of Directors may select, in its sole discretion, an Investor Designee if the Designating Investors are unable to agree upon such designee (i) in the case of an Investor Designee to be elected at an annual meeting of the Company's shareholders, by January 31 in the year of such meeting or (ii) in the case of an Investor Designee to be appointed to fill a vacancy resulting from the resignation, death or removal of the preceding Investor Designee, within 30 days following such resignation, death or removal. The Company shall use its best efforts to nominate for election by its shareholders, to cause the election of and thereafter to maintain in office the Investor Designee; provided, however, that the foregoing shall not preclude the removal from the Board of Directors of any Investor Designee to the extent required by applicable law or the Company's charter or bylaws. The initial Investor Designee will be a representative of

                                     -10-
INVESTOR RIGHTS AGREEMENT                          TARGETED GENETICS CORPORATION

GeneChem Management Inc. and will be appointed to the Company's Board of Directors following the Company's 1998 annual meeting of shareholders.

     (b) Whichever of the Designating Investors does not have a representative on the Company's Board of Directors will have the right to designate a representative to attend all meetings of the Board of Directors in a nonvoting observer capacity (provided that such representative executes a confidentiality agreement reasonably satisfactory to the Company) and, in this respect, the Company shall provide such representative with copies of all notices, minutes, consents and other material that it provides to its directors for all the meetings of the Board of Directors. Notwithstanding the foregoing, if the Company's Board of Directors determines that the participation of such representative as to any particular matter, whether due to a conflict of interest, a disclosure of privileged information or otherwise, would be detrimental to the best interests of the Company, then such representative shall be excluded from receiving Board information or participating in the discussion by the Board of Directors of such matter.

     (c) The provisions of this Section 13 will terminate as to either Designating Investor as of the date on which such Designating Investor (together with any person controlling, controlled by or under common control with such Designating Investor) no longer holds at least 1,000,000 shares of Common Stock (as adjusted for stock splits, stock dividends, stock consolidations and the like); such provisions shall not otherwise terminate.

     14.  INFORMATION RIGHTS

     The Company will deliver to such Investor each annual and quarterly financial statements and other public information as is reasonably requested by such Investor.

     15.  NOTICES

     Unless otherwise provided, any notice desired or required to be given hereunder shall be in writing given by personal delivery or certified or registered mail, or confirmed facsimile transmission, in any such case addressed or sent: (a) if to the Company, to Targeted Genetics Corporation, 1100 Olive Way, Suite 100, Seattle, WA 98101, Attn: President, Facsimile: (206) 223-0288, with a copy to Perkins Coie, 1201 Third Avenue, 40th Floor, Seattle, WA 98101,
Attn: Stephen M. Graham, Facsimile: (206) 583-8500; (b) if to an Investor, to the address or facsimile number listed on Exhibit A hereto, with a copy to Lapointe Rosenstein, 1250 Rene-Levesque Blvd. W., Suite 1400, Montreal, Quebec H3B 5E9, Attn: Perry Kliot, Facsimile: (514) 925-9001 and a copy to Reboul, MacMurray, Hewitt, Maynard & Kristol, 45 Rockefeller Plaza, New York, NY 10111,
Attn: Charles Uniman; or (c) to such other address or facsimile number as any party shall have previously designated by such a notice. The effective date of any notice or request shall be three days from the date it is sent by the addresser with charges prepaid so long as it is in fact received within five days, or when successful transmission is confirmed if sent by facsimile, or when personally delivered.

                                     -11-
INVESTOR RIGHTS AGREEMENT                          TARGETED GENETICS CORPORATION

     16.  AMENDMENTS AND WAIVERS

     Any term of this Agreement may be amended and the observance of any term may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the holders of 75% of the Registrable Securities outstanding; provided any adverse effect on any Investor affects all Investor equally.

     17.  SEVERABILITY

     If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement, and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     18.  ENTIRE AGREEMENT; GOVERNING LAW

     This Agreement constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements with respect to the subject matter hereof. This Agreement shall be governed by and construed under the laws of the State of Washington as applied to agreements among Washington residents entered into and to be performed entirely within the State of Washington.

     19.  COUNTERPARTS

     This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                  [remainder of page intentionally left blank]

                                     -12-
INVESTOR RIGHTS AGREEMENT                          TARGETED GENETICS CORPORATION

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                           TARGETED GENETICS CORPORATION


                           By   /s/ H. Stewart Parker
                              ------------------------------------------------
                              H. Stewart Parker
                              President and Chief Executive Officer


                           INVESTORS:

                           THE EQUITABLE LIFE ASSURANCE SOCIETY

                           By   /s/ Charles Duddridge
                              ------------------------------------------------
                           Its  Assistant General Manager
                              ------------------------------------------------


                           GENECHEM TECHNOLOGIES VENTURE FUND L.P.

                           By   /s/ Louis P. Lacasse
                              ------------------------------------------------
                           Its
                              ------------------------------------------------


                           INTERNATIONAL BIOTECHNOLOGY TRUST PLC

                           By   /s/ Jeremy L. Curnock Cook
                              ------------------------------------------------
                           Its  Director
                              ------------------------------------------------


                           SOFINOV SOCIETE FINANCIERE D'INNOVATION INC.

                           By   /s/ Dennis Dionne
                              ------------------------------------------------
                           Its  President
                              ------------------------------------------------


                                     -13-
INVESTOR RIGHTS AGREEMENT                          TARGETED GENETICS CORPORATION

                                   EXHIBIT A

                             SCHEDULE OF INVESTORS

                                                                     SHARES
                                                                   SUBJECT TO
  NAME, ADDRESS AND FACSIMILE NUMBER               SHARES           WARRANTS
  ----------------------------------              ---------        ----------
The Equitable Life Assurance Society              2,000,000         1,000,000
City Place House
55 Basinghall Street
London  EC2V 5DR
ENGLAND
Fax:  (171) 796-4824

GeneChem Technologies Venture Fund L.P.           2,000,000         1,000,000
Suite 920
1001 De Maisonneuve Blvd. West
Montreal, Quebec  H3A 3C8
CANADA
Fax:  (514) 849-5191

International Biotechnology Trust plc             2,000,000         1,000,000
N.M. Rothschild Asset Management, Ltd.
Five Arrows House
St. Swithin's Lane
London  EC4N 8NR
ENGLAND
Fax:  (171) 623-6261

SOFINOV Societe Financiere d'Innovation Inc.      2,666,667         1,333,333
1981 Avenue McGill College
Montreal, Quebec  H3A 3C7
CANADA
Fax:  (514) 847-2628


INVESTOR RIGHTS AGREEMENT                          TARGETED GENETICS CORPORATION